UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
____________________
FORM 8-K
_________________________________________
Current report pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 14, 2020
_______________________
TriCo Bancshares
(Exact name of registrant as specified in its charter)
_______________________

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive	Chico,	California	95973
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (530) 898-0300
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TCBK	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 14, 2020, TriCo Bancshares (the “Company”) issued a press release announcing that due to COVID-19 shareholders will now be able to participate by telephone by joining a live audio presentation of the Annual Meeting, to be held on Wednesday, May 27, 2020, at 5:00 p.m., Pacific Time. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits
(d) Exhibit 99.1 Press release of TriCo Bancshares

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRICO BANCSHARES

Date: May 14, 2020	/s/ Peter G. Wiese
Peter G. Wiese, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 99.1

PRESS RELEASE	Contact: Greg Gehlmann
FOR IMMEDIATE RELEASE	Assistant Secretary
(530) 898-0300

TRICO BANCSHARES ANNOUNCES HYBRID ANNUAL MEETING OF SHAREHOLDERS
CHICO, CA – (May 14, 2020) – TriCo Bancshares (NASDAQ:TCBK) (the “Company”) previously distributed to its shareholders of record as of April 2, 2020, a Notice of Annual Meeting of Shareholders announcing that its 2020 Annual Meeting of Shareholders was scheduled for Wednesday, May 27, 2020, at 5 p.m., Pacific Time at 63 Constitution Drive, Chico, CA 95973.
Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, the current “stay-at-home” order still in place in California, and to support the health and well-being of our shareholders and other stakeholders, shareholders will now be able to participate via a live audio internet presentation of the Annual Meeting. This internet option will allow shareholders to listen to, and ask questions during, the Annual Meeting. Provided below is information regarding the live audio presentation of the Annual Meeting:
Date: Wednesday, May 27, 2020
Time: 5:00 p.m. Pacific Time
Internet Access: www.meetingcenter.io/267579875

Shareholders may listen to the Meeting via live audio webcast at such time by logging on to www.meetingcenter.io/267579875 using your control number and password. The password for the meeting is TCBK2020.
Shareholders of Record: For shareholders of record, the control number can be found on your proxy card or notice, or the email you previously received from Computershare.
Beneficial Owners: If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to access the live audio webcast. To register in advance to join the webcast, you must submit proof of your proxy power (legal proxy) reflecting your TriCo Bancshares holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Pacific Time, on May 22, 2020. You will receive a confirmation email of your registration from Computershare. Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for the Meeting.
Guests: Non-shareholders, and shareholders not having their control number will be able to log on as a guest but will not be able to ask questions.
Requests for registration should be directed to us at the following:
•By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•By mail:
Computershare
TriCo Bancshares Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001

•By phone:
Investor Relations - Computershare
1-800-676-0712

Pursuant to the Company’s Bylaws, please be advised that shareholders will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by logging onto the webcast of the Meeting. As a result, to ensure your vote is counted, the Company strongly urges shareholders to submit their proxies or votes in advance of the Meeting using one of the available methods described in the Company’s previously filed 2020 proxy materials.
Attendance in person at the Annual Meeting will be limited. Therefore, the Company urges shareholders to carefully consider the personal and community health risks associated with attending the Annual Meeting in person in light of the coronavirus pandemic, the California stay-at-home order and related public health concerns.

About TriCo Bancshares
Established in 1975, Tri Counties Bank is a wholly-owned subsidiary of the Company headquartered in Chico, California, providing a unique brand of customer Service with Solutions available in traditional stand-alone and in-store bank branches in communities throughout Northern and Central California. Tri Counties Bank provides an extensive and competitive breadth of consumer, small business and commercial banking financial services, along with convenient around-the-clock ATM, online and mobile banking access. Brokerage services are provided by the Bank’s investment services through affiliation with Raymond James Financial Services, Inc. Visit www.TriCountiesBank.com to learn more.